UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

Horsehead Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania  15205
(Address of principal executive offices, including  zip code)

724-774-1020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

          The preliminary estimated unaudited results for Horsehead Holding Corp. (“Horsehead” or “we”) as of and for the three months ended September 30, 2013 are set forth below. Although our final financial statements for the three months ended September 30, 2013 are not yet available, the following information reflects our preliminary estimates of our results based on currently available information. The preparation of our consolidated financial statements for the three months ended September 30, 2013 is ongoing and subject to adjustments, which could result in changes to the financial results and figures set forth below. As a result, our financial results could differ materially from those indicated below.

          We estimate that we shipped approximately 43,700 tons of zinc products for an average realized sales price per pound of zinc contained of $1.06 during the three months ended September 30, 2013, compared to 42,724 tons of zinc products for an average realized sales price per pound of zinc contained of $1.09 for the three months ended June 30, 2013, and 44,287 tons for an average realized sales price per pound of zinc contained of $1.02 for the three months ended September 30, 2012.  The London Metal Exchange price averaged $0.84, $0.83, $0.92 and $0.86 per pound for the three months ended September 30, 2013, June 30, 2013, March 31, 2013 and September 30, 2012, respectively.

          We estimate that our consolidated net sales for the three months ended September 30, 2013 were approximately $110 million, compared to $110 million for the three months ended June 30, 2013 and $100 million for the three months ended September 30, 2012. We anticipate that our net loss for the three months ended September 30, 2013 was between $(3.0) and $(4.0) million, compared to a net loss of $(0.8) million for the three months ended June 30, 2103 and $(9.1) million for the three months ended September 30, 2012. As we continue to wind down our Monaca facility and transition production to the new zinc plant in the third and fourth quarters, we will continue to experience higher unit costs due to lower output. During the third quarter of 2013, the Monaca facility operated at a five furnace level due to an unexpected disruption with the equipment at the facility rather than market issues. The facility returned to a six furnace operating level in October of 2013.

          As of September 30, 2013, we estimate that our total debt, net of cash, was approximately $233 million.

          The financial results and figures set forth above are preliminary and have not been audited or reviewed, and, accordingly, may be subject to adjustments.

FORWARD-LOOKING STATEMENTS

          This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to our filings with the Securities and Exchange Commission for a discussion of other factors that may affect future performance or results.

          Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 23, 2013.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer